As filed with the Securities and Exchange Commission on August 12, 1997

                                                       Registration No. 33-74528
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-3
                                       TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                       MOTORCAR PARTS & ACCESSORIES, INC.
           ----------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

         NEW YORK                                              11-2153962
-------------------------------                           ----------------------
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                              2727 MARICOPA STREET
                           TORRANCE, CALIFORNIA 90503
                                 (310) 212-7910
        -----------------------------------------------------------------
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)


                                MR. RICHARD MARKS
                                    PRESIDENT
                       MOTORCAR PARTS & ACCESSORIES, INC.
                              2727 MARICOPA STREET
                           TORRANCE, CALIFORNIA 90503
                                 (310) 212-7910
        -----------------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                    Copy to:

                               Gary J. Simon, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                                 (212) 704-6000

                           ---------------------------


           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

           If the only securities on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

================================================================================
INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
================================================================================

                  SUBJECT TO COMPLETION, DATED AUGUST 12, 1997

PROSPECTUS
--------------------------------------------------------------------------------

                          15,500 SHARES OF COMMON STOCK
                           (par value $.01 per share)
               (Issuable upon exercise of Underwriter's Warrants)

                       MOTORCAR PARTS & ACCESSORIES, INC.
--------------------------------------------------------------------------------

           This Prospectus is being delivered to the holders of 15,500 underwriter's warrants (the "Underwriter's Warrants") that were issued by Motorcar Parts & Accessories, Inc. (the "Company") as part of its initial public offering (the "Initial Public Offering") of common stock, par value $.01 per share (the "Common Stock"), which was declared effective on March 23, 1994 (the "Effective Date"). The Underwriter's Warrants entitle the holder to purchase one share of Common Stock at a price of $7.20, exercisable commencing one year from the Effective Date for a period of four years. This Prospectus is being delivered to facilitate the exercise of such Underwriter's Warrants. The
Underwriter's Warrants originally were issued to Laidlaw Equities, Inc. ("Laidlaw"), and its designees, which were the underwriters in the Company's Initial Public Offering.

           The Common Stock is quoted on NASDAQ under the symbol "MPAA". On July 30, 1997, the closing sale price of the Common Stock on NASDAQ was $18.88.

           The Company's executive offices are located at 2727 Maricopa Street, Torrance, California 90503 and its telephone number is (310) 212-7910.

         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND
              PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE
               FACTORS SPECIFIED UNDER THE CAPTION "RISK FACTORS"
                      LOCATED ON PAGE 4 OF THIS PROSPECTUS.

                           ---------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                          Underwriting
                          Price to        Discounts and       Proceeds to
                      Warrantholder(1)    Commissions          Company(2)
Per Share.............      $7.20              ---               $7.20
Total(2)..............    $111,600             ---              $111,600
================================================================================
(1) The exercise price of the Underwriter's Warrants was equal to 120% of the price of the Common Stock in the Initial Public Offering, which was arbitrarily determined in connection with the Initial Public Offering and was not related to the Company's assets, book value, operating results or net worth. There is no assurance that the market value of the shares of Common Stock underlying such Underwriter's Warrants will at any time after exercise thereof exceed the exercise price paid therefor.
(2) Assumes exercise of all of the Underwriter's Warrants. All funds received from the exercise of such Underwriter's Warrants will be paid to the Company.

                           ---------------------------

                 THE DATE OF THIS PROSPECTUS IS AUGUST 12, 1997

                              AVAILABLE INFORMATION

           The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains an Internet site on the World Wide Web that contains reports, proxy and information statements and other information filed electronically by the Company (http://www.sec.gov). Such reports, proxy statements and other information can also be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

           This Prospectus does not contain all the information set forth in the Post-Effective Amendment on Form S-3 to the Registration Statement on Form SB-2 (No. 33-74528) (the "Registration Statement") of which this Prospectus forms a part, including exhibits relating thereto, which has been filed with the Commission in Washington, D.C. Copies of the Registration Statement and the exhibits thereto may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge, at the offices of the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           The Company's Annual Report on Form 10-K and the Company's Amendments No. 1 and No.2 on Form 10-K/A for the fiscal year ended March 31, 1997 which were heretofore filed by the Company with the Commission (File No. 0-23538) pursuant to the 1934 Act and the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on March 2, 1994 under the 1934 Act, are hereby incorporated by reference.

           Each document filed subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

           THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY DOCUMENT INCORPORATED BY REFERENCE IN THIS PROSPECTUS (OTHER THAN EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO THE COMPANY, 2727 MARICOPA STREET, TORRANCE, CALIFORNIA 90503 (310) 212-7910, ATTENTION: RICHARD MARKS, PRESIDENT.

                               PROSPECTUS SUMMARY

           The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere or incorporated by reference in this Prospectus. References to a fiscal year are to the Company's fiscal year ended March 31 of that year (e.g., references to "fiscal 1997" are to the Company's fiscal year ended March 31, 1997).

                                  THE OFFERING

Securities Registered............15,500 shares of Common Stock to be issued upon exercise of the Underwriter's Warrants issued in connection with the Initial Public Offering. Each Underwriter's Warrant entitles the holder to purchase one share of Common Stock for $7.20 until March 22, 1999. The exercise price and number of shares issuable upon exercise of the Underwriter's Warrants are subject to adjustment in certain circumstances.

Common Stock outstanding
prior to the offering hereby.....5,067,455 shares of Common Stock

Common Stock outstanding
after the offering hereby........5,082,955 shares of Common Stock (1)

Common Stock trading symbol
      on NASDAQ .................MPAA

------------------------------

(1) Assumes exercise of all of the outstanding Underwriter's Warrants. Inasmuch as the Company has received no firm commitments therefor, there can be no assurance as to the number of Underwriter's Warrants which will be exercised.

                                  RISK FACTORS

           An investment in the shares of Common Stock offered hereby involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information set forth in this Prospectus, in connection with an investment in the shares of Common Stock offered hereby.

           DEPENDENCE ON CERTAIN CUSTOMERS. A significant percentage of the Company's sales has been concentrated among a relatively small number of customers. The Company's three largest customers accounted for approximately 29%, 18% and 18%, respectively, of net sales during fiscal 1997. The Company's four largest customers accounted for approximately 21%, 11%, 20% and 18%, respectively, of the Company's net sales during fiscal 1996 and approximately 27%, 14% and 12%, respectively, of the Company's net sales during fiscal 1995. There can be no assurance that this concentration of sales among customers will not continue in the future. The loss of a significant customer or a substantial decrease in sales to such a customer would have a material adverse effect on the Company's sales and operating results. The Company's arrangements with most of its customers are based on the receipt of purchase orders and otherwise are not subject to long-term written contracts and generally may be terminated upon short notice. In addition, customers may demand price concessions from the Company that could adversely affect profit margins. Also, as of March 31, 1997, approximately 57% of the Company's accounts receivable were from the Company's largest customer.

           MANAGEMENT OF GROWTH. The Company has experienced significant growth of its remanufacturing operations, which has placed, and is expected to continue to place, significant demands on the Company's managerial, technical, financial and other resources. This growth will require the Company to continue to invest in its operations, including its inventory control, financial and management information systems, and to retain, motivate and effectively manage its employees. If the Company's management is unable to manage growth effectively, then the quality of the Company's products and services, as well as its business, financial condition and results of operations, could be materially and adversely affected.

           AVAILABILITY OF CORES. In its remanufacturing operations, the Company obtains used alternators and starters, commonly known as "cores," from various sources, principally the Company's existing customers, as trade-ins. The Company also obtains cores from core brokers, who are dealers specializing in buying and selling cores. The ability to obtain cores of the types and quantities required by the Company is essential to the Company's ability to meet demand and expand production. A sufficient supply of cores may not always be available to the Company to permit it to fully respond to customer demands for the Company's remanufactured products. Shortages of cores could result from, among other things, (i) a time lag between the initial customer demand for a remanufactured product and the return of cores for such product, (ii) an inability to salvage cores for re-use due to excessive wear or deterioration or (iii) an inability by the Company to acquire cores because of increased demand by other remanufacturers or increased prices charged by core brokers. Although the Company has not experienced any material core shortages, there can be no assurance that the Company at all times will have an adequate supply of cores to meet the demand for its remanufactured products.

           ENTRANCE INTO NEW MARKET. During fiscal 1997, the Company entered into the domestic automotive after-market industry for alternators and starters. Prior thereto, the Company had remanufactured alternators and starters exclusively for the import automotive after-market industry. Although the Company believes that the domestic market represents substantial growth opportunities, there can be no assurance that the Company's entrance into that market will be as successful as the Company's historical operations, if at all. In addition, the entrance into the domestic market involves certain expense, management resources and preparation for anticipated growth. In particular, the Company's inventory as of March 31, 1997 was $41,862,000, which represents an increase of $13,311,000 or 46.6% over inventory as of March 31, 1996. The increase includes the addition of approximately $10,800,000 of inventory during the last half of fiscal 1997 in connection with the Company's entrance into the domestic market.

           COMPETITION. The Company competes with companies involved in the remanufacture, assembly and distribution of alternators and starters for imported and domestic automobiles and, to a lesser extent, with companies that manufacture, assemble and distribute ignition wire sets for automobiles. The
Company also competes with importers and distributors of alternators and starters for imported and domestic automobiles. Elements of competition in the Company's industry include price, quality, product performance and service. The automotive after-market industry is highly competitive and several companies with which the Company competes are substantially larger and have significantly greater financial and other resources than the Company. The Company's competitors include several other relatively large sources of remanufactured units and numerous smaller, regional rebuilders. Certain of the Company's competitors sell a wide variety of other automotive parts, thereby establishing broader name recognition in the entire automotive after-market, including the Company's market. The entrance of new competitors into or expansion of operations by existing competitors could have a material adverse effect on the Company's results of operations.

           DEPENDENCE ON KEY PERSONNEL. The Company is dependent on the efforts and abilities of its Chairman of the Board and Chief Executive Officer, Mel Marks, its President and Chief Operating Officer, Richard Marks, and its Vice President of Operations, Steven Kratz. If the Company were to lose the services of any of Messrs. Marks or Mr. Kratz before a qualified replacement could be obtained, its business could be materially adversely affected. Each of Messrs. Marks and Mr. Kratz are a party to employment agreements with the Company, each of which contain confidentiality and non-competition provisions. In addition, the Company maintains and is the sole beneficiary of key-person life insurance policies on the lives of Mel Marks, Richard Marks and Steven Kratz in the amounts of $1,400,000, $1,650,000 and $1,000,000, respectively.

           ENVIRONMENTAL REGULATION. The Company's operations are subject to federal, state and local laws and regulations governing, among other things, emissions to air, discharge to waters and the generation, handling, storage, transportation, treatment and disposal of waste and other materials. The Company is not subject to any such laws and regulations which are specific to the automotive after-market industry. The Company believes that its business, operations and facilities have been and are being operated in compliance in all material respects with applicable environmental and health and safety laws and regulations, many of which provide for substantial fines and criminal sanctions for violations. However, the operation of automotive parts remanufacturing plants entails risks in these areas, and there can be no assurance that the Company will not incur material costs or liabilities. In addition, potentially significant expenditures could be required in order to comply with evolving environmental and health and safety laws, regulations or requirements that may be adopted or imposed in the future. The Company believes, although there can be no assurance, that the overall impact of compliance with regulations and legislation protecting the environment will not have a material effect on the Company's future financial position or results of operations.

           CONTROL BY PRINCIPAL SHAREHOLDERS. Messrs. Marks, The Richard Marks Trust and The Debra Schwartz Trust (the trusts, collectively, the "Family Trusts") currently own approximately 27.8% of the outstanding Common Stock. As a result of their holdings, these principal shareholders, voting together, have the ability to significantly influence the election of the members of the Company's Board of Directors and control the affairs and management of the Company and the outcome of any issues which may be subject to a vote of the Company's shareholders, including amendments to the Company's Certificate of Incorporation, mergers, share exchanges, the sale of all or substantially all of the Company's assets, going private transactions and other fundamental transactions. Such control could adversely affect the market price of the Common Stock.

           ABSENCE OF DIVIDENDS. Except for distributions made to shareholders in amounts sufficient to reimburse the shareholders for federal and state income tax liabilities arising from the Company's former status as an "S" corporation, the Company has not declared or paid dividends on its Common Stock since its inception and does not intend to declare or pay any dividends to its shareholders in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. The Company's current agreement with its bank prohibits payment of dividends without the bank's prior consent.

           POSSIBLE VOLATILITY OF STOCK PRICE. The market price of the Common Stock could be subject to significant fluctuations in response to variations in financial results or announcements of material events by the Company or its competitors. Regulatory changes or changes in the general condition of the economy or the financial markets could also adversely affect the market price of the Common Stock.

           ANTI-TAKEOVER EFFECTS OF PREFERRED STOCK. The Company's Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the relative voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. If the Company issues preferred stock, the issuance may have a dilutive effect upon the holders of the Company's Common Stock, including the purchasers of the shares being offered hereby.

                                 USE OF PROCEEDS

           The net proceeds which may be realized by the Company upon the exercise of all of the Underwriter's Warrants, after deduction of expenses of this offering, will be approximately $105,600. Inasmuch as the Company has received no firm commitments for the exercise of the Underwriter's Warrants, no assurance can be given that all or a substantial portion of the Underwriter's Warrants will be exercised. The Company currently intends to use all of the net proceeds received from the exercise of the Underwriter's Warrants for working capital purposes.


                             SELLING WARRANTHOLDERS

           The Underwriter's Warrants were issued in connection with the Initial Public Offering to the Underwriters, and their designees, and are currently held by the following selling warrantholders (the "Selling Warrantholders"):


                                                                   Shares of
                                                              Common Stock Owned
                                                                after Offering
                                                               -----------------
                                 Shares of
                               Common Stock       Shares of
                              Owned Prior to    Common Stock
                               Offering (1)    to be Sold (1)   Number   Percent
                              --------------   --------------  --------  -------
Andrew J. Cahill                   8,500            8,500         0         0%
Caesar Fraschilla                  4,000            4,000         0         0%
Ambrose William Jackson III        1,000            1,000         0         0%
Frank Whitmarsh                    1,000            1,000         0         0%
Robin Wittgenstein                 1,000            1,000         0         0%
                              ----------       ----------
     Total                        15,500           15,500
                              ----------       ----------
-----------------
(1)  Represents  Common  Stock  issuable  upon  exercise  of  the  Underwriter's
     Warrants.

           The Selling Warrantholders have informed the Company that they intend to offer and sell the Common Stock issuable upon exercise of the Underwriter's Warrants pursuant to this Prospectus. See "Plan of Distribution." None of such individuals is affiliated with the Company. Except as described herein, none of the Selling Warrantholders has had any material relationship with the Company within the past three years.

           Each of the Selling Warrantholders is a current or former employee of Laidlaw. The Underwriter's Warrants were purchased for $.01 per Warrant, or an aggregate of $155. In addition, in connection with the Initial Public Offering, the Company paid to the Underwriters underwriting discounts and commissions of 10% and a non-accountable expense allowance of 3% of the gross proceeds of the Initial Public Offering.

                              PLAN OF DISTRIBUTION

           The Common Stock issuable upon exercise of the Underwriter's Warrants is being offered directly by the Company pursuant to the terms of the Underwriter's Warrants. The distribution of the Common Stock issuable upon exercise of the Underwriter's Warrants may be effected in one or more transactions that may take place on NASDAQ, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker/dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by these holders in connection with such sales. No underwriter is being utilized in connection with this offering. The Company will not receive any proceeds of such sales.


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

           Section 722 of the New York Business Corporation Law ("NYBCL") permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

           Article Seventh of the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides, in general, that the Company may indemnify, to the fullest extent permitted by applicable law, every person threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was an officer or director or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation, business, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses, judgments, fines and amounts paid in settlement in connection with such suit or proceeding. Article Seventh also provides that the Company may indemnify and advance expenses to those persons as authorized by resolutions of a majority of the Board of Directors or shareholders' agreement, directors' or officers' liability insurance policies, or any other form of indemnification agreement.

           In   accordance   with  that   provision   of  the   Certificate   of
Incorporation, the Company shall indemnify any officer or director (including officers and directors serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the Company's request) made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she was serving in any of those capacities against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred as a result of such action or proceeding. Indemnification would not be available under Article Seventh of the Certificate of Incorporation if a judgment or other final adjudication adverse to such director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Article Seventh of the Certificate of Incorporation further stipulates that the rights granted therein are contractual in nature.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.


                                  LEGAL MATTERS

           The validity of the securities offered hereby will be passed upon for the Company by Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036.


                                     EXPERTS

           The financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K have been audited by Richard A. Eisner & Co., LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

======================================   ======================================

   NO DEALER, SALESPERSON OR ANY OTHER
PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION    OR    TO    MAKE    ANY
REPRESENTATION  NOT  CONTAINED IN THIS
PROSPECTUS   WITH   RESPECT   TO   THE
OFFERING MADE HEREBY.  THIS PROSPECTUS
DOES NOT  CONSTITUTE  AN OFFER TO SELL
OR A  SOLICITATION  OF AN OFFER TO BUY
ANY OF THE  SECURITIES  OFFERED HEREBY
TO  ANY  PERSON  OR BY  ANYONE  IN ANY       15,500 SHARES OF COMMON STOCK
JURISDICTION  IN WHICH  SUCH  OFFER OR      (Issuable upon the exercise of
SOLICITATION MAY NOT LAWFULLY BE MADE.          Underwriter's Warrants)
NEITHER    THE    DELIVERY   OF   THIS
PROSPECTUS NOR ANY SALE MADE HEREUNDER
SHALL, UNDER ANY CIRCUMSTANCES, CREATE
ANY IMPLICATION THAT THERE HAS BEEN NO
CHANGE  IN THE  INFORMATION  SET FORTH
HEREIN  OR  IN  THE  BUSINESS  OF  THE
COMPANY SINCE THE DATE HEREOF.



         TABLE OF CONTENTS
                                            MOTORCAR PARTS & ACCESSORIES, INC.
                                  PAGE
                                  ----
Available Information............... 2
Incorporation of Certain
 Documents by Reference............. 2
Prospectus Summary.................. 3                 ----------
Risk Factors........................ 4                 PROSPECTUS
Use of Proceeds..................... 7                 ----------
Selling Warrantholders ............. 7
Plan of Distribution ............... 8
Indemnification for Securities Act
 Liabilities........................ 8
Legal Matters....................... 9
Experts ............................ 9               August 12, 1997


======================================   ======================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

           The following table sets forth the various expenses which will be paid by the Company in connection with the issuance and distribution of the securities being registered on this post-effective amendment. The Selling Warrantholders will not incur any of the expenses set forth below. All amounts shown are estimates.

           Legal fees and expenses......................   $ 5,000
           Miscellaneous expenses.......................   $ 1,000
                                                           -------
               Total....................................   $ 6,000
                                                           =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Section 722 of the New York Business Corporation Law ("NYBCL") permits, in general, a New York corporation to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. Section 723 of the NYBCL permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. Section 721 of the NYBCL provides that indemnification and advancement of expense provisions contained in the NYBCL shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, provided no indemnification may be made on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

           Article Seventh of the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides, in general, that the Company may indemnify, to the fullest extent permitted by applicable law, every person threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was an officer or director or was serving at the request of the Company as a director, officer, employee, agent or trustee of another corporation, business, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses, judgments, fines and amounts paid in settlement in connection with such suit or proceeding. Article Seventh also provides that the Company may indemnify and advance expenses to those persons as authorized by resolutions of a majority of the Board of Directors or shareholders' agreement, directors' or officers' liability insurance policies, or any other form of indemnification agreement.

           In   accordance   with  that   provision   of  the   Certificate   of
Incorporation, the Company shall indemnify any officer or director (including officers and directors serving another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the Company's request) made, or threatened to be made, a party to an action or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or she was serving in any of those capacities against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred as a result of such action or proceeding. Indemnification would not be available under Article Seventh of the Certificate of Incorporation if a judgment or other final adjudication adverse to such director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Article Seventh of the Certificate of Incorporation further stipulates that the rights granted therein are contractual in nature.


ITEM 16.   EXHIBITS.


Number                      Description of Exhibit
------                      ----------------------

5.1           Opinion of Parker Chapin Flattau & Klimpl, LLP.

23.1          Consent of Richard A. Eisner & Co., LLP.

23.2 Consent of Parker Chapin Flattau & Klimpl, LLP (included in their opinion filed as Exhibit 5.1).

ITEM 17.   UNDERTAKINGS.

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section
10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 on Form S-3 to Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 31st day of July, 1997.

                                             MOTORCAR PARTS & ACCESSORIES, INC.


                                             By:   /S/ MEL MARKS
                                                 -------------------------------
                                                 Mel Marks
                                                 Chairman of the Board and Chief
                                                 Executive Officer


           Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-3 to Form SB-2 has been signed below by the following persons in the capacities and on the date indicated.


          Signature                     Title                         Date
          ---------                     -----                         ----


 /S/ MEL MARKS                Chairman of the Board and Chief      July 31, 1997
--------------------------    Executive Officer
Mel Marks



 /S/ RICHARD MARKS            President and Chief Operating        July 31, 1997
--------------------------    Officer
Richard Marks



/S/ PETER BROMBERG            Chief Financial Officer              July 31, 1997
--------------------------
Peter Bromberg



/S/ SELWYN JOFFE              Director                             July 31, 1997
--------------------------
Selwyn Joffe



/S/ MEL MOSKOWITZ             Director                             July 31, 1997
--------------------------
Mel Moskowitz


/S/ MURRAY ROSENZWEIG         Director                             July 31, 1997
--------------------------
Murray Rosenzweig